EXHIBIT 99.1

Educational Development Corporation Announces Quarterly Dividend

TULSA, Okla., Feb. 26, 2010 (GLOBE NEWSWIRE) -- February 26, 2010-Educational Development Corporation (Nasdaq:EDUC) (http://www.edcpub.com) today announced their quarterly cash dividend.

The Board of Directors has authorized a $0.12 per share cash dividend. The dividend will be paid on March 19, 2010 to shareholders of record March 12, 2010.

About Educational Development Corporation

Educational Development Corporation sells children's books, including Usborne Books and the Kane/Miller line of international children's titles, through a multi-level sales organization of independent consultants, through 5,000 retail stores and over the Internet. More than 1,600 different titles are available for children of all ages, with periodic new additions.

The Educational Development logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5083

CONTACT:  Educational Development Corporation
          Randall White
          (918) 622-4522